                                                                   Exhibit 8(c)



                                February 8, 1995

(612) 223-6421


Board of Directors
Fridley State Bank
Fridley State Bank Building
6315 University Avenue N.E.
Fridley, Minnesota 55432


RE: CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE ACQUISITION OF THE FRIDLEY STATE BANK BY NORWEST CORPORATION

Gentlemen:

     We are rendering this opinion to you at your request and in our capacity as tax counsel to the Fridley State Bank (the "Bank"), in connection with its acquisition by Norwest Corporation ("Norwest") by means of a merger of the Bank with and into Norwest Interim Bank Fridley ("Norwest Bank"), a wholly owned banking subsidiary of Norwest (the "Bank Merger"), in the manner and according to the terms described below.

     For purposes of this opinion, we have examined such documents and questions of law as we have considered necessary or appropriate, including but not limited to:

     1. The Agreement of Merger and Plan of Reorganization among Babbscha Company ("Babbscha"), Bank, Banrein, Inc. ("Banrein") and Norwest, dated September 9, 1994, and a related Agreement and Plan of Merger (together, the "Reorganization Agreement"), providing for (a) the merger of Merger Co. ("Merger Co."), a wholly owned subsidiary of Norwest with and into Babbscha (the "Babbscha Merger"), (b) the merger of Banrein with and into Banrein Merger Co., a wholly-owned subsidiary of Norwest (the "Banrein Merger") (collectively, the Mergers), and (c) subsequent to the Babbscha Merger and the Banrein Merger, the merger of the Bank with and into a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Mergers, the "Reorganization").
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Board of Directors
Fridley State Bank
February 8, 1995
Page 2


     2. The Affidavit of Representations dated December 29, 1994 provided to us by the Bank (the "Bank Affidavit");

     3. The Affidavit of Representations dated December 29, 1994 provided to us by Babbscha (the "Babbscha Affidavit");

     4. The Affidavit of Representations dated December 29, 1994 provided to us by Banrein (the "Banrein Affidavit");

     5. The Affidavits of Representations executed on various dates and provided to us by certain stockholders of the Bank (the "Bank Stockholder Affidavits");

     6. The Certificates of Representations dated February 8, 1995 provided to us by Norwest (the "Norwest Certificates"); and

     7. The Proxy Statement/Prospectus ("Proxy Statement/Prospectus") included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on January 30, 1995 (the "Registration Statement").

     In such examination, we have assumed, and have not independently verified, the authenticity of all signatures on original documents where due execution and delivery are requirements to the effectiveness thereof. Terms used but not defined herein, whether capitalized or not, shall have the same meaning as defined in said Proxy Statement/Prospectus and Registration Statement and exhibits thereto.

                                   BACKGROUND
                                   ----------

     Babbscha is a Minnesota corporation with its corporate headquarters in Fridley, Minnesota. Babbscha is a bank holding company, holding stock in two subsidiaries, the Bank and Banrein. Through the Bank, Babbscha provides loans of various types and obtains deposits. On September 30, 1994, Babbscha had consolidated total assets of $53,069,995, consolidated deposits of $47,517,479 and shareholders' equity of $2,710,610.

     The authorized capital stock of Babbscha consists of 10,000 shares of common stock, no par value, of which 10,000 shares are issued and outstanding. Holders of Babbscha Common Stock are entitled to receive dividends out of legally available funds, when and as declared by the Board of Directors of Babbscha. In the event of voluntary dissolution,
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Board of Directors
Fridley State Bank
February 8, 1995
Page 3


liquidation, or winding up of Babbscha, holders of Babbscha Common Stock will be entitled to receive ratably the assets of Babbscha, available for payment to shareholders. Holders of shares of Babbscha Common Stock are entitled to one vote for each share held on each matter submitted to a vote at a meeting of the shareholders. Holders of Babbscha common stock have no cumulative voting or preemptive rights to purchase securities of Babbscha. There is no established trading market for Babbscha Common Stock. There are six (6) shareholders of record of Babbscha Common Stock as of September 30, 1994.

     Banrein is a Minnesota corporation with its principal office in Fridley, Minnesota. Banrein is the owner of the land and building which are the Bank premises and which are leased to the Bank by Banrein. Banrein accounts for approximately 0.51% of Babbscha's consolidated assets. The authorized capital stock of Banrein consists of 4,000 shares, with no par value. As of September 30, 1994, there were 4,000 shares of Banrein issued and outstanding. Babbscha owns 2,106 or 52.65% of such shares of Banrein Common Stock, free and clear of all liens, pledges, assignments and security interests. The Fridley State Bank Employee Stock Option Plan owns 1,099 or 27.48% of such shares of Banrein Common Stock. All shares of the capital stock of Banrein are fully paid and nonassessable, and such shares have not been issued in violation of the preemptive rights of any shareholder.

     The Bank is a Minnesota banking corporation with its principal office in Fridley, Minnesota. The Bank accounts for approximately 99.49% of Babbscha's consolidated assets. The Bank has one (1) commercial banking locations in the Twin Cities Metropolitan area. The Bank serves a wide range of commercial and consumer borrowing needs within its markets. The Bank extends various types of loans, including short- and long-term residential and commercial real estate mortgage loans, to individuals and businesses. The targeted commercial customers are closely-held businesses. Commercial lending products include lines and letters of credit, receivable and inventory financing and equipment financing. In addition, the Bank provides various types of secured and unsecured consumer loans, indirect installment loans and loans secured by personal reserve accounts, second mortgages and equity lines.

     The authorized capital stock of the Bank consists of 5,000 shares of Common Stock, par value per share of $37.50. As of September 30, 1994, there were 5,000 shares of Bank Common Stock issued and outstanding. Babbscha owns 2,773 or 55.46% of such outstanding shares of Bank Common Stock, free and clear of all liens, pledges, assignments and security interests. The Fridley State Bank Employee Stock Option Plan owns 1,249 or 24.98% of such shares of Bank Common Stock. All shares of the capital stock of the Bank are fully
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Board of Directors
Fridley State Bank
February 8, 1995
Page 4


paid and nonassessable, and such shares have not been issued in violation of the preemptive rights of any shareholder.

     Norwest is a regional bank holding company organized under the laws of Delaware in 1929 and registered under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, Norwest operates through subsidiaries engaged in baking and in related businesses. Norwest provides retail, commercial and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance, computer and data processing services, trust services, and venture capital investments.

     As of September 30, 1994, Norwest had consolidated total assets of $55.8 billion, total deposits of $34.7 billion, and total stockholders' equity of $3.8 billion. Based on total assets at September 30, 1994, Norwest was the 13th largest commercial banking organization in the United States.

     The authorized capital of Norwest consists of 500,000,000 shares of common stock, par value $1-2/3 per share ("Norwest Common Stock") and 5,000,000 shares of preferred stock, without par value ("Norwest Preferred Stock"). As of the close of business on September 30, 1994, there were 323,084,474 shares of Norwest Common Stock issued of which 315,457,227 were outstanding and 7,627,247 were held as treasury stock. Also, as of September 30, 1994, there were 2,306,000 shares of Norwest Preferred Stock outstanding, consisting of 1,127,125 shares of 10.24% Cumulative Norwest Preferred Stock, 1,143,750 shares of Cumulative Convertible Norwest Preferred Stock, Series B, and 35,125 shares of ESOP Cumulative Convertible Norwest Preferred Stock. In addition, 1,000,000 shares of Norwest Preferred Stock are reserved for issuance under the Rights Agreement dated as of November 22, 1988, between Citibank, N.A. as Rights Agent, and Norwest (the "Rights Agreement"). Norwest has also authorized the issuance from time to time and registered with the Security and Exchange Commission an additional 1,700,000 shares of Norwest Preferred Stock. Norwest has also authorized the issuance from time to time and registered or filed for registration with the SEC, pursuant to two universal shelf registration statements, an indeterminate number of securities (the "Shelf Securities") with an aggregate initial offering price, as of November 4, 1994, not to exceed $2,025,000,000. The Shelf Securities
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Board of Directors
Fridley State Bank
February 8, 1995
Page 5


may be issued as Preferred Stock or as securities convertible into shares of Norwest Preferred Stock or Norwest Common Stock. Based on the current number of shares of Norwest Preferred Stock authorized for issuance under Norwest's Certificate of Incorporation, the maximum number of shares of Norwest Preferred Stock and Norwest Common Stock, respectively, that could be issued pursuant to the effective shelf registration statements, when added to shares of Norwest Preferred Stock and Norwest Common Stock already reserved for issuance, issued, or outstanding, could not exceed respectively, 5,000,000 shares of Norwest Preferred Stock and 500,000,000 shares of Norwest Common Stock. All or any portion of the authorized but unissued Norwest Preferred Stock or Shelf Securities issuable as Norwest Preferred Stock or convertible into Norwest Preferred Stock or Norwest Common Stock, may be issued by the Board of Directors of Norwest without further action by stockholders.

     Holders of Norwest Preferred Stock have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of Norwest Common Stock. The relative rights and preferences of any Norwest Preferred Stock issued in the future may be established by Norwest's Board of Directors without stockholder action. Although Norwest has no current plans for the issuance of any shares of Norwest Preferred Stock, except as disclosed in this Prospectus, such shares, when and if issued, could have dividend, liquidation, voting and other rights superior to those of the Norwest Common Stock.

     Subject to any prior rights of any Norwest Preferred Stock then outstanding, holders of Norwest Common Stock are entitled to receive such dividends as are declared by Norwest's Board of Directors out of funds legally available for that purpose. Subject to the rights, if any, of any Norwest Preferred Stock then outstanding, all voting rights are vested in the holders of Norwest Common Stock, each share being entitled to one vote. Subject to any prior rights of any Norwest Preferred Stock, in the event of liquidation, dissolution or winding up of Norwest, holders of shares of Norwest Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Norwest Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by Norwest. The outstanding shares of Norwest Common Stock, including the Norwest Common Stock shares offered in the Reorganization, are fully paid and nonassessable. The shares of Norwest Common Stock are listed on the New York Stock Exchange and the Chicago Stock Exchange.
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Board of Directors
Fridley State Bank
February 8, 1995
Page 6


     On November 22, 1988, the Board of Directors of Norwest declared a dividend of one preferred share purchase right (collectively, the "Rights") for each outstanding share of Norwest Common Stock. The dividend was paid on December 9, 1988, to stockholders of record on that date. Holders of shares of Norwest Common Stock issued subsequent to that date, including those to be issued in connection with the Reorganization, will receive the Rights with their shares. The Rights trade automatically with shares of Norwest Common Stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of Norwest and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with Norwest's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may, but are not intended to, deter takeover proposals.

     Upon exercise, each Right will entitle the registered holder to purchase from Norwest one four-hundredth of a share of Norwest Series A Junior Participating Preferred Stock (collectively, the "Norwest Junior Preferred Shares"). Until a Right is exercised, the holder of a Right, as such, will have no rights with respect to the Norwest Junior Preferred Shares including, without limitation, the right to vote or receive dividends. The stated purchase price for each one one-hundredth of a Norwest Junior Preferred Share is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Norwest Junior Preferred Shares or issuance of warrants for, or securities convertible on certain terms into, Norwest Junior Preferred Shares. The number of Rights outstanding and the number of Norwest Junior Preferred Shares issuable upon exercise of the Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Norwest Common Stock.

     The Rights will become exercisable only if a person or group acquires, or announces an offer to acquire 25% or more of the outstanding shares of Norwest Common Stock. This triggering percentage may be reduced to no less than 15% by the Board of Directors prior to the time the Rights become exercisable. Under certain circumstances, including the existence of a 50% acquiring party, each holder of a Right, other than the acquiring party, will be entitled to purchase Norwest Common Stock at 50% of market value. After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Norwest Common Stock, the Board of Directors may exchange each Right, other than Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Norwest Junior Preferred Share. In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning
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Board of Directors
Fridley State Bank
February 8, 1995
Page 7


power of Norwest, the Rights permit holders of the Rights to purchase the stock of the acquiror at 50% of market value.

     At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Norwest Common Stock, the Norwest Board of Directors may redeem in whole, but not in part, at a price of $.0025 per Right. The Rights will expire on November 23, 1998, unless extended or earlier redeemed by Norwest. Generally, the terms of the Rights may be amended by the Norwest Board of Directors without the consent of the holders of the Rights.

     Merger Co. will be formed as a Minnesota corporation to effectuate the Babbscha Merger. The authorized capital stock of Merger Co. will consist of shares of Common Stock. All outstanding shares of Merger Co. Common Stock, when issued, will be fully paid and non-assessable, and will be owned by Norwest.

     Banrein Merger Co. will be formed as a Minnesota corporation to effectuate the Banrein Merger. The authorized capital stock of Banrein Merger Co. will consist of shares of Common Stock. All outstanding shares of Banrein Merger Co. Common Stock, when issued, will be fully paid and non-assessable, and will be owned by Norwest.

     Norwest Bank will be formed as a wholly-owned national bank subsidiary of Norwest organized under the laws of the United States. The authorized capital stock of Norwest Bank will consist of shares of Common Stock. All outstanding shares of Norwest Bank Common Stock, when issued, will be fully paid and non-assessable, and will be owned by Norwest.

                              PROPOSED TRANSACTION
                              --------------------

     The respective Boards of Directors of the Bank, Norwest and Norwest Bank have each adopted the Reorganization Agreement which provided for the acquisition of the Bank by Norwest using Norwest Common Stock in the manner described therein. The Board of Directors of the Bank believes that the terms of the Reorganization Agreement are fair and that the Bank Merger is in the best interests of the Bank and its stockholders. The Board of Directors of the Bank believes that the Bank Merger represents an opportunity for the stockholders of the Bank Common Stock to exchange their shares of the Bank Common Stock at a favorable exchange ratio for a security with a greater market liquidity than the Bank Common Stock. In addition, the Reorganization will provide customers of the Bank
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Board of Directors
Fridley State Bank
February 8, 1995
Page 8


with access to a broader range of services and will provide the Bank with increased financial strength. This should allow the Bank to compete more effectively with its competitors in the northern Minneapolis-St. Paul metropolitan market area, several of which are part of larger, multibank holding companies. Finally, based on management's discussions with another banking institution acquired by Norwest, the Board of Directors believes that Norwest will handle in a reasonable manner transitional matters affecting Babbscha, Banrein and the Bank and their employees.

     Among the factors considered by the Board of Directors of the Bank in deciding to approve and recommend the execution of the Reorganization Agreement were the terms and conditions of the Bank Merger, earnings and dividend records, financial condition, business, assets and liabilities, and management of each of the Bank and Norwest, recent market prices for Norwest Common Stock, lack of a public trading market for the Bank Common Stock, the nature of the banking businesses of the Bank and Norwest, the outlook for the Bank in a changing banking and financial services industry, including the advent of interstate banking, the consideration to be received by the shareholders of the Bank in the Bank Merger; and the price ranges of comparable transactions.

     Under the Reorganization Agreement and related documents, the following transaction is proposed:

          (i) Pursuant to the Reorganization Agreement, in accordance with applicable federal and state law and regulations and following the Effective Time of the Babbscha Merger and the Banrein Merger, the Bank will merge with and into Norwest Bank under the charter of Norwest Bank, and the separate corporate existence of the Bank will cease. As a result of the Bank Merger, Norwest Bank will acquire substantially all of the assets and assume all of the liabilities of the Bank, including all liabilities to which the transferred assets are then subject.

          (ii) Each outstanding share of the Bank Common Stock owned by stockholders other than Babbscha will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 108,207 by the number of shares of Bank Common Stock (other than those owned by Babbscha) then outstanding.

          (iii) No fractional shares of Norwest Common Stock will be issued as part of the Bank Merger. Instead, any Bank shareholder otherwise entitled to a fractional
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Board of Directors
Fridley State Bank
February 8, 1995
Page 9


     share interest of Norwest Common Stock as part of the Bank Merger shall, in lieu of receiving such fractional share interest, receive cash in an amount equal to the cash value of the fractional share interest, which cash value will be based upon the market value of Norwest Common Stock as described in
     (ii) above.

     The Bank Merger is to be consummated in compliance with the laws of Minnesota, and is subject to the approval of the appropriate regulatory agencies. The Reorganization Agreement must also receive the approval of at least two-thirds of the total number of outstanding shares of Bank Common Stock entitled to vote at the special meeting of Bank shareholders held to consider the Bank Merger. Following the transaction, Norwest will continue to operate as a bank holding company and Norwest Bank will continue to operate as a bank.

                              RELATED TRANSACTIONS
                              --------------------

     The Reorganization Agreement provides for and/or contemplates certain other transactions to take place among Babbscha, Banrein, Norwest, Merger Co., and Banrein Merger Co.

     1.   BABBSCHA MERGER.
          ---------------

          (i) Pursuant to the Reorganization Agreement and in accordance with applicable federal and state law and regulations, Merger Co. will merge with and into Babbscha, with Babbscha as the surviving corporation and the separate corporate existence of Merger Co. will cease. As a result of the Babbscha Merger, Babbscha will acquire substantially all of the assets and assume all of the liabilities of Merger Co., including all liabilities to which the transferred assets are then subject.

          (ii) At the Effective Time of the Mergers (as defined in the Registration Statement), each outstanding share of Babbscha Common Stock, other than shares as to which dissenters' rights have been perfected, will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 152,140 by the number of shares of Babbscha Common Stock outstanding immediately prior to the Babbscha Merger.

          (iii) No fractional shares of Norwest Common Stock will be issued as part of the Babbscha Merger. Instead, any Babbscha shareholder otherwise entitled to a
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Board of Directors
Fridley State Bank
February 8, 1995
Page 10


     fractional share interest of Norwest Common Stock as part of the Babbscha Merger shall, in lieu of receiving such fractional share interest, receive cash in an amount equal to the cash value of the fractional share interest, which cash value will be based upon the market value of Norwest Common Stock as described in (ii) above.

       2. BANREIN MERGER.
          ---------------

          (i) Pursuant to the Reorganization Agreement and in accordance with applicable federal and state law and regulations, Banrein will merge with and into Banrein Merger Co., with Banrein Merger Co. as the surviving corporation (the "Banrein Merger"), and the separate corporate existence of Banrein will cease. As a result of the Banrein Merger, Banrein Merger Co. will acquire substantially all of the assets and assume all of the liabilities of Banrein, including all liabilities to which the transferred assets are then subject.

          (ii) At the Effective Time of the Mergers (as defined in the Registration Statement), each outstanding share of Banrein Common Stock owned by shareholders other than Babbscha will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 15,653 by the number of shares of Banrein Common Stock (other than those owned by Babbscha) then outstanding.

          (iii) No fractional shares of Norwest Common Stock will be issued as part of the Banrein Merger. Instead, any Banrein shareholder otherwise entitled to a fractional share interest of Norwest Common Stock as part of the Banrein Merger shall, in lieu of receiving such fractional share interest, receive cash in an amount equal to the cash value of the fractional share interest, which cash value will be based upon the market value of Norwest Common Stock as described in (ii) above.

                                REPRESENTATIONS
                                ---------------

     In connection with the proposed Bank Merger, the following statements and representations have been made by the management of the Bank in the Bank Affidavit, certain stockholders of the Bank in the Bank Stockholder Affidavits and by the management of Norwest in the Norwest Certificate, each of which are attached hereto and incorporated herein by reference, in support of the opinion contained herein.
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Board of Directors
Fridley State Bank
February 8, 1995
Page 11


          1. To the best of the knowledge of the management of the Bank, the fair market value of the Norwest Common Stock and other consideration to be received by each stockholder of the Bank Common Stock (other than Babbscha) will be approximately equal to the fair market value of the Bank Common Stock surrendered in exchange therefor.

          2. To the best of the knowledge of the management of the Bank, there is no plan or intention by the stockholders of the Bank Common Stock (other than Babbscha) who own one percent or more of the Bank Common Stock, and there is no plan or intention on the part of the remaining stockholders of the Bank Common Stock, to sell, exchange or otherwise dispose of a number of shares of Norwest Common Stock received in the Bank Merger that would reduce the Bank stockholders' ownership of Norwest Common Stock to a number of shares having a value, as of the Closing Date of the Bank Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Bank (other than the outstanding stock of the Bank held by Babbscha) as of the same date. For purposes of this representation, shares of the Bank Common Stock (i) exchanged for cash or other property, (ii) surrendered by dissenters, or (iii) exchanged for cash in lieu of fractional shares of Norwest Common Stock will be treated as outstanding Bank Common Stock on the date of the Bank Merger. Moreover, shares of the Bank Common Stock and shares of Norwest Common Stock held by the Bank stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger will be considered in making this representation. However, for purposes of this representation, shares of the Bank Common Stock held by Babbscha will not be treated as outstanding stock of the Bank as of the same date.

          3. Donald C. Savelkoul, the record owner of 27 shares or 0.54% of the Bank Common Stock, has no present plan or intention to sell, exchange or otherwise dispose of a number of shares of Norwest Common Stock he will receive in the Bank Merger that would reduce the Bank stockholders' ownership of Norwest Common Stock to a number of shares having a value, as of the Closing Date of the Bank Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Bank (other than the outstanding stock of the Bank held by Babbscha) as of the same date. For purposes of this representation, shares of Bank Common Stock (other than those held by Babbscha) (i) exchanged for cash or other property, (ii) surrendered by dissenters, or (iii) exchanged for cash in lieu of fractional shares of Norwest Common Stock are treated as outstanding Bank Common Stock on the date
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Board of Directors
Fridley State Bank
February 8, 1995
Page 12


     of the Bank Merger. Shares of Bank Common Stock and shares of Norwest Common Stock held by the Bank stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger are considered in making this representation. Moreover, the anticipated sale by the Fridley State Bank Employee Stock Ownership Plan and Trust of not more than 6,960 shares of Norwest Common Stock received in exchange for shares of the Bank Common Stock is considered in making this representation. However, for purposes of this representation, shares of Bank Common Stock held by Babbscha are not treated as outstanding stock of Banrein as of the same date.

          4. Bernard G. Black, the record owner of 27 shares or 0.54% of the Bank Common Stock, has no present plan or intention to sell, exchange or otherwise dispose of a number of shares of Norwest Common Stock he will receive in the Bank Merger that would reduce the Bank stockholders' ownership of Norwest Common Stock to a number of shares having a value, as of the Closing Date of the Bank Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Bank (other than the outstanding stock of the Bank held by Babbscha) as of the same date. For purposes of this representation, shares of Bank Common Stock (other than those held by Babbscha) (i) exchanged for cash or other property, (ii) surrendered by dissenters, or (iii) exchanged for cash in lieu of fractional shares of Norwest Common Stock are treated as outstanding Bank Common Stock on the date of the Bank Merger. Shares of Bank Common Stock and shares of Norwest Common Stock held by the Bank stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger are considered in making this representation. Moreover, the anticipated sale by the Fridley State Bank Employee Stock Ownership Plan and Trust of not more than 6,960 shares of Norwest Common Stock received in exchange for shares of the Bank Common Stock is considered in making this representation. However, for purposes of this representation, shares of Bank Common Stock held by Babbscha are not treated as outstanding stock of Banrein as of the same date.

          5. Donald W. Harstad, the record owner of 27 shares or 0.54% of the Bank Common Stock, has no present plan or intention to sell, exchange or otherwise dispose of a number of shares of Norwest Common Stock he will receive in the Bank Merger that would reduce the Bank stockholders' ownership of Norwest Common Stock to a number of shares having a value, as of the Closing Date of the Bank Merger, of less than 50 percent of the value of all of the formerly outstanding stock
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Board of Directors
Fridley State Bank
February 8, 1995
Page 13


     of the Bank (other than the outstanding stock of the Bank held by Babbscha) as of the same date. For purposes of this representation, shares of Bank Common Stock (other than those held by Babbscha) (i) exchanged for cash or other property, (ii) surrendered by dissenters, or (iii) exchanged for cash in lieu of fractional shares of Norwest Common Stock are treated as outstanding Bank Common Stock on the date of the Bank Merger. Shares of Bank Common Stock and shares of Norwest Common Stock held by the Bank stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger are considered in making this representation. Moreover, the anticipated sale by the Fridley State Bank Employee Stock Ownership Plan and Trust of not more than 6,960 shares of Norwest Common Stock received in exchange for shares of the Bank Common Stock is considered in making this representation. However, for purposes of this representation, shares of Bank Common Stock held by Babbscha are not treated as outstanding stock of Banrein as of the same date.

          6. FSB ESOP, the record owner of 1,249 shares or 24.98% of the Bank Common Stock has no present plan or intention to sell, exchange or otherwise dispose of a number of shares of Norwest Common Stock the FSB ESOP will receive in the Bank Merger that would reduce the Bank stockholders' ownership of Norwest Common Stock to a number of shares having a value, as of the Closing Date of the Bank Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Bank (other than the outstanding stock of the Bank held by Babbscha) as of the same date. For purposes of this representation, shares of Bank Common Stock (other than those held by Babbscha) (i) exchanged for cash or other property, (ii) surrendered by dissenters, or (iii) exchanged for cash in lieu of fractional shares of Norwest Common Stock are treated as outstanding Bank Common Stock on the date of the Bank Merger. Shares of Bank Common Stock and shares of Norwest Common Stock held by the Bank stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger are considered in making this representation. Moreover, the anticipated sale by the FSB ESOP of not more than 6,960 shares of Norwest Common Stock received in exchange for shares of the Bank Common Stock is considered in making this representation. However, for purposes of this representation, shares of Bank Common Stock held by Babbscha are not treated as outstanding stock of Banrein as of the same date.

          7. After the consummation of the Bank Merger, Norwest Bank will have acquired at least 90 percent (90%) of the fair market value of the net assets and at

Board of Directors
Fridley State Bank
February 8, 1995
Page 14


     least 70 percent (70%) of the fair market value of the gross assets held by the Bank immediately prior to the Bank Merger. For purposes of this representation, (i) amounts paid by the Bank to dissenters, (ii) amounts paid by the Bank to stockholders who receive cash or other property, (iii) Bank assets used to pay its reorganization expenses, and (iv) all redemptions and distributions (except for regular, normal dividends) made by the Bank immediately preceding the transfer will be included as assets of the Bank held immediately prior to the Bank Merger.

           8. Prior to the Bank Merger, Norwest will be in control of Norwest Bank within the meaning of Section 368(c) of the Code.

           9. Following the Bank Merger, Norwest Bank will not issue additional shares of its stock that would result in Norwest losing control of Norwest Bank within the meaning of Section 368(c) of the Code.

          10. Norwest has no plan or intention to reacquire any of its stock issued in the Bank Merger. However, Norwest has authorized and is engaged in the repurchase from time to time of shares of its common stock on the open market.

          11. Norwest currently owns all of the issued and outstanding stock of Norwest Bank and the latter is a subsidiary corporation of Norwest within the meaning of Section 1504(a) of the Code.

          12. Norwest intends to cause the merger of Merger Co. with and into Babbscha pursuant to Section 368(a)(2)(E) of the Code.

          13. From and after the merger of Merger Co. with and to Babbscha, Norwest has no plan or intention to liquidate Babbscha or dispose of the stock in Babbscha.

          14. At the same time as the Babbscha Merger, Norwest intends to cause the merger of Banrein with and into Banrein Merger Co. pursuant to Section 368(a)(2)(D) of the Code.

          15. From and after the merger of Banrein with Banrein Merger Co., Norwest has no plan or intention to liquidate Banrein Merger Co. or dispose of the stock in Banrein Merger Co.

Board of Directors
Fridley State Bank
February 8, 1995
Page 15


          16. Other than the Babbscha Merger and the Banrein Merger set forth in Representation Nos. 9 and 11, neither Norwest nor Norwest Bank has any plan or intention to cause the sale or other disposition of any of the assets of the Bank acquired in the Bank Merger except for (i) dispositions made in the ordinary course of business, (ii) transfers described in
     Section 368(a)(2)(C) of the Code, or (iii) dispositions which do not violate the "substantially all" test described in Representation No. 7.

          17. The liabilities of the Bank to be assumed by Norwest Bank and the liabilities to which the transferred assets of the Bank will then be subject will have been incurred by the Bank in the ordinary course of business.

          18. Following the Bank Merger, Norwest Bank will continue the historic business of the Bank or use a significant portion of the Bank's historic business assets in a business.

          19. Babbscha, Banrein, the Bank, Norwest, Merger Co., Banrein Merger Co., and Norwest Bank and the shareholders of Babbscha and Banrein and the stockholders of the Bank will pay and accrue their respective expenses, if any, incurred in connection with the Mergers.

          20. There is no intercorporate indebtedness existing between the Bank and Norwest or between the Bank and Norwest Bank that was issued, acquired, or will be settled at a discount.

          21.  No stock of Norwest Bank will be issued in the Bank Merger.

          22. No two parties to the Bank Merger are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          23. Babbscha, Bank and Banrein are not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          24. At the Effective Time of the Bank Merger, the fair market value of the assets of the Bank transferred to Norwest Bank pursuant to the Bank Merger will equal or exceed the sum of the liabilities assumed by Norwest Bank plus the amount of liabilities, if any, to which the Bank assets are subject.

Board of Directors
Fridley State Bank
February 8, 1995
Page 16


          25. The payment of cash in lieu of fractional shares of Norwest Common Stock is solely for the purpose of avoiding the expense and inconvenience to Norwest of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to the Bank stockholders instead of issuing fractional shares of Norwest Common Stock will not exceed one percent of the total consideration that will be issued in the Bank Merger to the Bank stockholders in exchange for their shares of the Bank Common Stock. The fractional share interests of each Bank stockholder will be aggregated, and no Bank stockholder will receive cash in an amount equal to or greater than the value of one full share of Norwest Common Stock.

          26. None of the compensation received by any stockholder-employees of the Bank will be separate consideration for, or allocable to, any of their shares of the Bank Common Stock. None of the shares of Norwest Common Stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement in the Bank Merger, and the compensation paid to any stockholder-employees of the Bank will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          27. The Bank does not own or intend to own prior to the Bank Merger any shares of Norwest Common Stock. To the best of their knowledge and belief, the Bank management is unaware of the ownership or the intention to acquire, directly or indirectly, any shares of Norwest Common Stock by the Bank's directors, employees, or shareholders or any other equity or any debt securities of Norwest except as set forth in the Registration Statement.

          28. To the best of knowledge of Norwest and Norwest Bank, neither Norwest nor Norwest Bank nor any directors, employees or shareholders of such entities own or intend to own prior to the Bank Merger, either directly or indirectly, any shares of the Bank Common Stock or any other equity or any debt securities of the Bank, except as set forth in the Registration Statement.

          29. A bona fide corporate business purpose exists for the Bank Merger and the principal purpose of the Bank Merger is not the avoidance of income tax.

Board of Directors
Fridley State Bank
February 8, 1995
Page 17


     The above representations do not and are not intended to limit or otherwise modify any of the other matters described within this letter.

                                  ASSUMPTIONS
                                  -----------

     The opinions set forth below are based upon certain assumptions, including:

     1. The stockholders of the Bank (other than Babbscha) do not have any plan or intention to dispose of more than 50% of the Norwest Common Stock received pursuant to the Mergers;

     2. After the Bank Merger, Norwest Bank will have acquired assets representing at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held the Bank immediately prior to the Bank Merger; and

     3. The stockholders of the Bank do not directly or indirectly receive any consideration for their shares of the Bank Common stock other than Norwest Common Stock.

For purposes of such assumptions, amounts paid by the Bank to dissenting shareholders and amounts paid for reorganization expenses of the Bank will be considered as assets held by the Bank immediately prior to the Mergers.

                                    OPINION
                                    -------

     Upon the basis of the foregoing and in reliance thereon, and subject to the conditions stated herein, it is our opinion that the following federal income tax consequences will result from the proposed transaction.

          (1) Provided that the merger of the Bank with and into Norwest Bank qualifies as a statutory consolidation under applicable law, the Bank Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and the Bank, Norwest and Norwest Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

Board of Directors
Fridley State Bank
February 8, 1995
Page 18


          (2) No gain or loss will be recognized by the holders of Bank Common Stock upon the exchange of the Bank Common Stock solely for Norwest Common Stock pursuant to the Bank Merger.

          (3) If a stockholder of the Bank Common Stock receives only Norwest Common Stock in the Bank Merger, the Bank stockholder's basis in the Norwest Common Stock received in the exchange (including any fractional share interest to which he or she may be entitled) will be the same as the basis of the Bank Common Stock surrendered.

          (4) The holding period of the Norwest Common Stock received by a stockholder of the Bank pursuant to the Bank Merger will include the period during which the Bank Common Stock surrendered was held, provided that the Bank Common Stock surrendered was a capital asset on the date of the Bank Merger.

          (5) A Bank stockholder receiving cash in lieu of fractional share interests of Bank Common Stock in the Bank Merger will be treated as if he or she actually received such fractional share interests which were subsequently redeemed by Norwest. The cash a Bank stockholder receives will be treated as having been received as full payment in exchange for stock redeemed as provided in Section 302(a) of the Code.

                                SCOPE OF OPINION
                                ----------------

     Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any federal, state, local, foreign or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the case law, Internal Revenue Code, Treasury Regulations thereunder and Internal Revenue Service rulings as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

Board of Directors
Fridley State Bank
February 8, 1995
Page 19


     We do not express any opinion or view herein regarding:

          1. The separate tax consequences, if any, of the related transactions set forth on pages 9 through 10 of this opinion;

          2. The separate tax consequences, if any, to the stockholders of the Bank Common Stock who receives cash or other property in addition to Norwest Common Stock in connection with the Merger.

     Therefore, nothing contained herein should be interpreted as an opinion, either express or implied, regarding such related transactions or subsequent mergers.

                                    CONSENT
                                    -------

     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement of which the Proxy Statement/Prospectus is a part and to the references to our firm in the Proxy Statement/Prospectus under the headings "Summary -Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences."

                                 USE OF OPINION
                                 --------------

     This opinion is rendered solely for the benefit of the Bank in connection with the proposed transaction described herein and is not to be relied upon or used for any other purpose without our prior written consent.

                              Very truly yours,

                              Briggs and Morgan, P.A.

                                 M. Brigid McDonough
                              By______________________________